                                                                      EX.99.a(5)

                                    FORM OF
                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
               MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.

     MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, NY 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SECOND: The Board of Directors of the Corporation at a meeting duly convened and held on __________________________ adopted a resolution adding one portfolio and increasing the total number of shares of stock which the Corporation shall have the authority to issue from nine billion five hundred million (9,500,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of nine million five hundred thousand dollars ($9,500,000) designated and classified in eighteen portfolios as follows:

                                         Number of Shares
                                         of Common Stock
Name of Class                            Classified and Allocated
-------------                            ------------------------
Money Market Portfolio                    1,000,000,000
Fixed Income Portfolio                      500,000,000
High Yield Portfolio                        500,000,000
International Fixed Income Portfolio        500,000,000
Emerging Markets Debt Portfolio             500,000,000
Balanced Portfolio                          500,000,000
Multi-Asset-Class Portfolio                 500,000,000
Equity Growth Portfolio                     500,000,000
Value Portfolio                             500,000,000
Core Equity Portfolio                       500,000,000
Mid Cap Growth Portfolio                    500,000,000
Mid Cap Value Portfolio                     500,000,000
U.S. Real Estate Portfolio                  500,000,000
Global Equity Portfolio                     500,000,000
International Magnum Portfolio              500,000,000
Emerging Markets Equity Portfolio           500,000,000
Asian Equity Portfolio                      500,000,000
Latin American Portfolio                    500,000,000

to ten billion (10,000,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of ten million dollars ($10,000,000) and adding one new portfolio so that the common stock par value $.001 per share of the Corporation authorized to be issued is designated and classified in eighteen portfolios as follows:

                                           Number of Shares
                                           of Common Stock
Name of Class                              Classified and Allocated
-------------                              ------------------------
Money Market Portfolio                        1,000,000,000
Fixed Income Portfolio                          500,000,000
High Yield Portfolio                            500,000,000
International Fixed Income Portfolio            500,000,000
Emerging Markets Debt Portfolio                 500,000,000
Balanced Portfolio                              500,000,000
Multi-Asset-Class Portfolio                     500,000,000
Equity Growth Portfolio                         500,000,000
Value Portfolio                                 500,000,000
Core Equity Portfolio                           500,000,000
Mid Cap Growth Portfolio                        500,000,000
Mid Cap Value Portfolio                         500,000,000
U.S. Real Estate Portfolio                      500,000,000
Global Equity Portfolio                         500,000,000
International Magnum Portfolio                  500,000,000
Emerging Markets Equity Portfolio               500,000,000
Asian Equity Portfolio                          500,000,000
Latin American Portfolio                        500,000,000
Active International Allocation Portfolio       500,000,000

     THIRD: Such shares have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in Section 2-105(c) of the MGCL and the Corporation's Articles of Incorporation.

     FOURTH: The description of the shares of stock designated and classifed as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Articles of Incorporation and has not changed in connection with these Articles Supplementary to the Articles of Incorporation.

          IN WITNESS WHEREOF, Morgan Stanley Dean Witter Universal Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its
behalf by its President and attested by its Secretary on this     day of      ,
1999.


                         MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.



                                             By: ____________________
                                                 Michael F. Klein
                                                 President


Attest:



____________________
Stefanie V. Chang
Secretary

          THE UNDERSIGNED, President of MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    ____________________
                                    Michael F. Klein
                                    President